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                                                                    EXHIBIT 32.2

                  WRITTEN STATEMENT OF CHIEF FINANCIAL OFFICER
            PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, the Chief Financial and Investment Officer of Colonial Properties Trust, the general partner of Colonial Realty Limited Partnership, hereby certifies that, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to his knowledge on the date hereof:

      (a) The Form 10-K of Colonial Realty Limited Partnership for the period ended December 31, 2004 filed on the date hereof with the Securities and Exchange Commission (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

      (b) Information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Colonial Realty Limited Partnership.

Date: March 16, 2005              By: /s/ Weston M. Andress
                                      ------------------------------------------
                                      Weston M. Andress
                                      Chief Financial and Investment Officer

      A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to Colonial Realty Limited Partnership and will be retained by Colonial Realty Limited Partnership and furnished to the Securities and Exchange Commission or its staff upon request.